Exhibit 99.1

Enveric Biosciences Announces Proposed Public Offering

NAPLES, Fla., Feb. 10, 2022 /PRNewswire/ - Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience company developing next-generation, psychedelic-inspired mental health, and oncology treatments, today announced that it intends to offer shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase common stock for sale, subject to market and other conditions, in an underwritten public offering. All of the securities to be sold in the offering are to be offered by Enveric. The Company intends to use the net proceeds from this offering for working capital and to fund other general corporate purposes. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-257690) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on July 9, 2021. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that Enveric may file with the SEC. The preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Enveric has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Enveric and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is an innovative biotechnology company developing next-generation mental health and oncology treatments and clinical discovery platform, leveraging psychedelic-derived molecules for the mind and synthetic cannabinoids for the body. Enveric’s robust pipeline supports drug discovery efforts and clinical development programs to enable the potential commercialization of effective treatments for millions of patients in need around the world. For more information, please visit www.enveric.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the proposed public offering, the satisfaction of customary closing conditions related to the proposed public offering and the intended use of proceeds therefrom and expected clinical development of Enveric’s drug product candidates. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties, market and other conditions, that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. These and other risks are discussed in Enveric’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on April 1, 2021, and its periodic reports on Form 10-Q and Current Reports on Form 8-K. Enveric cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. Enveric undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.